UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 24, 2026

GOLUB CAPITAL PRIVATE CREDIT FUND
(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01555	92-2030260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

__ 200 Park Avenue, 25th Floor, New York, NY 10166_ _
(Address of Principal Executive Offices)          (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

____ ____
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosures.

August 2026 Distributions

As previously disclosed, on July 31, 2026, Golub Capital Private Credit Fund (the “Fund”) declared regular distributions for its Class I common shares of beneficial interest (the “Class I Shares”) and Class S common shares of beneficial interest (the “Class S Shares”) in the amount per share set forth below:

	Regular Distribution(1)	Shareholder Servicing and/or Distribution Fee(2)	Net Distribution
August 2026 Class I Shares Distribution	$0.1875	$0.0000	$0.1875
August 2026 Class S Shares Distribution	$0.1875	$0.0171	$0.1704

(1) Gross amounts of previously declared distributions.
(2) Amount is estimated utilizing the July 31, 2026 net asset value per share.

The August regular distributions for Class I Shares and Class S Shares are payable to shareholders of record as of the open of business on August 31, 2026 and will be paid on or around September 29, 2026.

These distributions will be paid in cash or reinvested in Class I Shares or Class S Shares of the Fund for shareholders participating in the Fund’s distribution reinvestment plan.

Item 8.01.	Other Events.

Portfolio and Business Commentary

As of July 31, 2026, the Fund had investments in 455 portfolio companies with total fair value of approximately $9.6 billion. As of July 31, 2026, the Fund’s investments as a percentage of the portfolio at fair value were comprised of the following:

Investment Type	As of July 31, 2026
First Lien Senior Secured	96%
Junior Debt	1%
Equity & Other	3%

As of July 31, 2026, approximately 99% of the debt investments in the Fund’s portfolio, based on fair value, were floating rates and seven debt investments representing approximately 1% had a fixed interest rate. As of July 31, 2026, the ten largest industries in which the Fund was invested, represented as a percentage of fair value, were as follows:

Industry	As of July 31, 2026
Software	21%
Hotels, Restaurants & Leisure	7%
Healthcare Technology	7%
Healthcare Equipment & Supplies	7%
Insurance	7%
Healthcare Providers & Services	6%
Diversified Consumer Services	5%
Diversified Financial Services	5%
Professional Services	4%
Specialty Retail	4%

As of July 31, 2026, the Fund’s aggregate net asset value (“NAV”) was approximately $4.3 billion, the fair value of its portfolio investments was approximately $9.6 billion, and it had approximately $5.2 billion of debt and short-term borrowings outstanding. As of July 31, 2026, the Fund’s debt-to-equity leverage ratio was 1.22x and GAAP debt-to-equity ratio, net, which reduces total debt by cash and cash equivalents, foreign currencies and restricted cash held for partial repayment on notes of certain of the Fund’s securitization vehicles past their reinvestment period term, if any, was 1.19x.

Net Asset Value

The NAV per share of each class of shares of the Fund as of July 31, 2026, as determined in accordance with the Fund’s valuation policy and procedures, is set forth below:

NAV Per Share as of July 31, 2026
Class I Shares	$24.21
Class S Shares	$24.21

As of July 31, 2026, no Class D common shares of beneficial interest of the Fund were outstanding.

Status of Public Offering

The Fund is currently publicly offering on a continuous basis up to $10.0 billion of common shares of beneficial interest (the “Public Offering”). The following table lists the shares and total consideration for the Public Offering as of the date of this filing (through the August 1, 2026 subscription date). The Fund intends to continue selling shares in the Public Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Class S Shares	9,383,297	$235,432,294
Class I Shares	160,548,766	$4,025,847,508

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital Private Credit Fund has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL PRIVATE CREDIT FUND

Date: August 24, 2026	By: /s/ Paul Solini
Name: Paul Solini
Title: Chief Accounting Officer